Exhibit (8)(qq)(4)

Schedule A to Participation Agreement (AllianceBernstein)

(Insurance)

Schedule A

to

Participation Agreement

Among

AllianceBernstein L.P.

AllianceBernstein Investments, Inc.

and

Transamerica Advisors Life Insurance Company

Dated

December 12, 1996

SEPARATE ACCOUNT, POLICY/CONTRACTS, FUNDS

EFFECTIVE AS OF April 18, 2019

SEPARATE ACCOUNT

Merrill Lynch Life Variable Annuity Separate Account A

Merrill Lynch Life Variable Annuity Separate Account B

Merrill Lynch Variable Life Separate Account

Merrill Lynch Life Variable Life Separate Account II

POLICY/CONTRACT

Merrill Lynch Investor Choice Annuity® (Investor Series)

Merrill Lynch Retirement Plus®

Merrill Lynch Retirement Power®

Merrill Lynch Retirement Optimizer®

Merrill Lynch Prime Plans I, II, III, IV, V, VI, 7

Directed Life, Directed Life 2

Merrill Lynch Investor Life

Merrill Lynch Investor Life Plus

Merrill Lynch Estate Investor I

Merrill Lynch Estate Investor II

Merrill Lynch Legacy Power

FUND

AB International Value Portfolio – Class A

AB Small/Mid Cap Value Portfolio – Class A

AB Global Thematic Growth Portfolio – Class A

AB Growth and Income Fund Portfolio – Class A

AB Large Cap Growth Portfolio – Class A